Exhibit 99.1

Broadwind Energy Announces Second Quarter 2015 Results

Highlights:

•                  Returned to profitability; Q2 2015 EPS of $.11 in line with Q2 2014

•                  Booked $60 million in new orders during Q2; ending backlog totaled $169 million

•                  Revenue of $65 million, down 5% from Q2 2014 due primarily to downturn in oil and gas and mining markets

•                  Record-low operating expenses of 8% of sales, reflecting aggressive cost management

•                  Extended credit line with better terms and cash availability

•                  Board authorizes evaluation of strategic alternatives for Services business

Cicero, Ill., July 30, 2015 — Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $65.2 million for the second quarter of 2015, down 5% compared to $68.4 million in the second quarter of 2014 due mainly to weak demand from oil and gas and mining customers. The towers business rebounded as expected and Q2 2015 sales were in line with Q2 2014.

The Company reported net income of $1.6 million or $.11 per diluted share in Q2 2015, compared to $1.9 million or $.12 per diluted share in Q2 2014. The $.01 per share reduction was due to lower Towers and Weldments segment results, partially offset by improvements in the Gearing segment and lower corporate expenses. Towers and Weldments segment revenue was up $2.1 million in Q2 2015 compared to Q2 2014, however, operating income was down $1.4 million compared to Q2 2014 because of an unusually high-margin mix of towers in Q2 2014 and because of weaker weldments profitability in Q2 2015. The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $4.7 million in Q2 2015, down from $5.9 million in Q2 2014. The $1.2 million decrease was due mainly to the factors described above.

Peter Duprey, President and Chief Executive Officer, stated, “Broadwind had a solid second quarter with improved financial performance, despite the impact on our gearing and weldments businesses of the ongoing market weakness from oil and gas and mining customers. Consolidated gross margin for Q2 2015 recovered to 11% and our operating expenses declined to 8% of sales, a record low for the Company, reflecting the cost management actions implemented last quarter. We booked $60 million in new orders, including a $50 million tower order for 2016, and we extended our bank line of credit with better terms and better availability. Our Towers and Weldments segment sold 142 towers during the quarter, including 12 towers that were in inventory at March 31, 2015. Our production in Abilene is back on track and our Manitowoc facility continues to outperform prior-year levels. In Gearing, we continue to navigate through depressed oil and gas and mining markets, but despite significantly less revenue, we reduced Gearing’s operating loss by over 15% due in part to aggressive cost management and better manufacturing efficiencies.”

“After much consideration, we have decided to evaluate strategic alternatives for our Services business. The wind services industry is becoming increasingly consolidated and the operational synergies with the rest of Broadwind appear limited. Our Services management team and employees will work with our customers to conduct business as usual during the strategic review period.”

Mr. Duprey concluded, “Broadwind made significant strides forward in Q2 2015 and we expect to have a strong third quarter with projected operating income of $1-2 million. We expect to reduce raw material inventories by $5-7 million during the next several months and rebuild significant cash balances to more than $15 million by year-end.”

For the six months ended June 30, 2015 revenue totaled $116.3 million, compared to $127.2 million for the six months ended June 30, 2014. The 8.6% reduction was due mainly to production issues in the Towers and Weldments segment in Q1 2015 and a shortfall in the Gearing segment due to weaker demand from oil and gas and mining customers in the first half of 2015. Net loss for the six months ended June 30, 2015 totaled $3.4 million, or $.23 per share, compared with net income of $.8 million, or $.05 per share, for the six months ended June 30, 2014. The decrease was primarily due to tower production issues in the Abilene facility in Q1 2015, an unusually high-margin mix of towers in the first half of 2014 and weaker weldments profitability in the first half of 2015. The Company reported non-GAAP adjusted EBITDA of $2.8 million in 2015, down from $8.7 million in 2014, due to the factors described above.

Orders and Backlog

The Company booked $60.0 million in net new orders in Q2 2015, up from $23.6 million in Q2 2014. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $51.4 million, up from $.9 million in Q2 2014. This included a $50.0 million order for 2016 tower production. Gearing orders totaled $3.9 million, down significantly from $18.3 million in Q2 2014. Services orders totaled $4.7 million, up from $4.4 million in Q2 2014.

At June 30, 2015, total backlog was $169 million, down 24% from the backlog at June 30, 2014.

Segment Results

Towers and Weldments

Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $55.0 million in Q2 2015, up 4% from $52.9 million in Q2 2014 due to a 20% increase in tower volume in Q2 2015. This was somewhat offset by a greater mix of larger, more complex towers sold in Q2 2014 and $1.5 million of lower weldments revenue in Q2 2015. Towers and Weldments operating income for Q2 2015 recovered sharply following the past two quarters, which were adversely impacted by production difficulties in the Abilene tower plant and the effects of the West Coast port labor slowdown. Operating income for Q2 2015 totaled $7.2 million or 13% of sales, down 16% from $8.6 million in Q2 2014 which included delivery of an unusually complex, high-margin mix of towers. Additionally, weldments profitability was $1.1 million weaker in Q2 2015, due to reduced demand from mining and oil and gas customers. The Company’s weldments plant in Manitowoc, WI was idled this quarter until the oil and gas and mining markets rebound.

Non-GAAP adjusted EBITDA in Q2 2015 was $8.1 million, or 14.8% of sales, compared to $9.6 million in Q2 2014, due to the factors described above.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $8.0 million in Q2 2015, down significantly from $12.4 million in Q2 2014 due to weak demand from oil and gas and mining customers. Despite the lower volumes, the Gearing segment’s operating loss narrowed to $1.5 million in Q2 2015 compared to an operating loss of $1.8 million in Q2 2014 due in part to lower depreciation, the benefits of completing the consolidation investment and successful cost management. Gearing non-GAAP adjusted EBITDA loss was $.2 million in Q2 2015, compared to non-GAAP adjusted EBITDA of $.6 million in Q2 2014, due in part to lower depreciation and restructuring expenses which are not reflected in non-GAAP adjusted EBITDA.

Services

Broadwind Energy specializes in non-routine drivetrain and blade maintenance services and offers comprehensive field services to the wind industry.

Services segment revenue was $2.7 million in Q2 2015, compared to $3.5 million in Q2 2014, due to weak demand for turbine blade repairs and lower shop activity. The Services segment’s operating loss totaled $1.8 million, compared to $1.3 million in Q2 2014, due to lower volumes and inventory charges of $.4 million related in part to the consolidation of the gearbox shops. Services’ non-GAAP adjusted EBITDA loss totaled $1.4 million in Q2 2015, compared to $1.0 million in Q2 2014, due to the factors described above.

Corporate and Other

Corporate and other expenses totaled $2.0 million in Q2 2015, down 40% compared to Q2 2014, due to lower incentive compensation and the absence of a $750,000 regulatory reserve incurred in Q2 2014.

Cash and Liquidity

On June 30, 2015, the Company announced the extension of its $20 million credit facility with AloStar Bank of Commerce. Under the terms of the new agreement, to improve the availability of credit to the Company, the facility has transitioned from a $20 million revolving line of credit to a $15 million revolving line of credit plus a $5 million term loan. The amended credit line was extended until August 31, 2016 with an annual interest rate of 30-day LIBOR plus 3.25%. The term loan has an annual interest rate of 30-day LIBOR plus 3.5% and also matures on August 31, 2016.

During the quarter, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased to $38.2 million due mainly to higher supplier payments and draw-down of customer advances, which more than offset the beneficial impact of reduced finished goods inventories. Operating working capital as a percent of three-month annualized sales remained at 15%, unchanged from Q1 2015, but is expected to decline sharply before year-end.

Net debt rose $4.0 million to $8.4 million due to a reduction in customer deposits and increased supplier payments, which more than offset the benefit of $2.7 million in reduced inventory. Working capital balances are expected to decline by more than $10 million by the end of the year.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, steel, oil and gas and mining applications, to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of nearly 800 employees is committed to helping customers maximize performance of their investments — quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, cash flows, performance, business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management, our exploration of strategic alternatives for the Services business and our prospects and strategies for future growth. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete, including, but not limited to, the oil and gas and mining markets; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital and our plans to evaluate alternative sources of funding if necessary; our ability to preserve and utilize our tax net operating loss carry-forwards; our plans to continue to grow our business through organic growth; our plans with respect to the use of proceeds from financing activities and our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$509	$12,149
Short-term investments	—	8,024
Restricted cash	83	83
Accounts receivable, net of allowance for doubtful accounts of $96 and $82 as of June 30, 2015 and December 31, 2014, respectively	21,323	20,012
Inventories, net	43,152	34,921
Prepaid expenses and other current assets	1,112	1,815
Assets held for sale	1,517	738
Total current assets	67,696	77,742
Property and equipment, net	58,721	62,952
Intangible assets, net	5,237	5,459
Other assets	407	464
TOTAL ASSETS	$132,061	$146,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit and notes payable	$527	$—
Current maturities of long-term debt	779	268
Current portions of capital lease obligations	609	766
Accounts payable	17,666	18,461
Accrued liabilities	8,261	9,553
Customer deposits	8,602	22,619
Total current liabilities	36,444	51,667

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,886	2,650
Long-term capital lease obligations, net of current portions	143	427
Other	3,001	3,493
Total long-term liabilities	10,030	6,570

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,955,300 and 14,844,307 shares issued as of June 30, 2015 and December 31, 2014, respectively	15	15
Treasury stock, at cost, 273,937 shares at June 30, 2015 and December 31, 2014, respectively	(1,842)	(1,842)
Additional paid-in capital	377,792	377,185
Accumulated deficit	(290,378)	(286,978)
Total stockholders’ equity	85,587	88,380
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$132,061	$146,617

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$65,225	$68,381	$116,276	$127,181
Cost of sales	57,991	59,231	108,303	112,669
Restructuring	—	519	—	788
Gross profit	7,234	8,631	7,973	13,724

OPERATING EXPENSES:
Selling, general and administrative	5,262	5,620	10,868	11,537
Intangible amortization	111	111	222	222
Regulatory settlement	—	750	—	750
Restructuring	—	49	—	109
Total operating expenses	5,373	6,530	11,090	12,618
Operating loss	1,861	2,101	(3,117)	1,106

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(264)	(184)	(436)	(344)
Other, net	(44)	(16)	168	120
Total other (expense) income, net	(308)	(200)	(268)	(224)

Net income (loss) before provision for income taxes	1,553	1,901	(3,385)	882
(Benefit) provision for income taxes	(62)	41	15	65
NET INCOME (LOSS)	1,615	1,860	(3,400)	817
GAIN (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	—
NET INCOME (LOSS)	$1,615	$1,860	$(3,400)	$817

NET LOSS PER COMMON SHARE - BASIC:
Net income (loss)	$0.11	$0.13	$(0.23)	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	14,663	14,732	14,630	14,696

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Net income (loss)	$0.11	$0.12	$(0.23)	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	14,781	15,180	14,630	15,179

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,400)	$817

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	5,097	6,264
Impairment charges	38	—
Stock-based compensation	607	330
Allowance for doubtful accounts	14	94
Common stock issued under defined contribution 401(k) plan	—	163
Loss (gain) on disposal of assets	—	5
Changes in operating assets and liabilities:
Accounts receivable	(1,325)	(6,094)
Inventories	(8,231)	849
Prepaid expenses and other current assets	607	443
Accounts payable	(654)	(6,317)
Accrued liabilities	(1,292)	1,723
Customer deposits	(14,021)	(8,496)
Other non-current assets and liabilities	(571)	(327)
Net cash used in operating activities	(23,131)	(10,546)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(1,884)	(2,563)
Sales of available for sale securities	5,083	1,051
Maturities of available for sale securities	4,825	1,955
Purchases of property and equipment	(1,604)	(4,542)
Proceeds from disposals of property and equipment	—	1,045
Net cash provided by (used in) by investing activities	6,420	(3,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	(80,700)	(43)
Proceeds from lines of credit and notes payable	81,212	—
Proceeds from long-term debt	5,000	—
Principal payments on capital leases	(441)	(494)
Net cash provided by (used in) financing activities	5,071	(537)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,640)	(14,137)
CASH AND CASH EQUIVALENTS, beginning of the period	12,149	24,936
CASH AND CASH EQUIVALENTS, end of the period	$509	$10,799

Supplemental cash flow information:
Interest paid	$293	$212
Income taxes paid	$35	$2
Non-cash investing and financing activities:
Issuance of restricted stock grants	$607	$186
Common stock issued under defined contibution 401(k) plan	$—	$163

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
ORDERS:
Towers and Weldments	$51,392	$859	$63,163	$4,787
Gearing	3,852	18,281	13,506	26,559
Services	4,717	4,430	6,608	8,026
Total orders	$59,961	$23,570	$83,277	$39,372

REVENUES:
Towers and Weldments	$55,031	$52,891	$96,060	$101,185
Gearing	7,966	12,424	16,573	21,198
Services	2,686	3,482	4,624	5,920
Corporate and Other	(458)	(416)	(981)	(1,122)
Total revenues	$65,225	$68,381	$116,276	$127,181

OPERATING (LOSS) PROFIT:
Towers and Weldments	$7,155	$8,561	$8,290	$14,172
Gearing	(1,524)	(1,800)	(2,736)	(4,765)
Services	(1,764)	(1,319)	(4,388)	(2,658)
Corporate and Other	(2,006)	(3,341)	(4,283)	(5,643)
Total operating loss	$1,861	$2,101	$(3,117)	$1,106

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2015	2014	2015	2014

Operating loss	$1,861	$2,101	$(3,117)	$1,106
Depreciation and amortization	2,518	3,150	5,097	6,264
Restructuring	—	568	—	897
Other income	(44)	(16)	168	120
Share-based compensation and other stock payments	351	107	607	330
Total Adjusted EBITDA (Non-GAAP)	$4,686	$5,910	$2,755	$8,717

	Three Months Ended June 30,		Six Months Ended June 30,
Towers and Weldments Segment	2015	2014	2015	2014

Operating Profit	$7,155	$8,561	$8,290	$14,172
Depreciation	914	1,006	1,829	1,991
Share-based compensation and other stock payments	19	1	34	45
Other Income	31	(19)	102	(17)
Restructuring Expense	—	8	—	26
Total Adjusted EBITDA (Non-GAAP)	$8,119	$9,557	$10,255	$16,217

	Three Months Ended June 30,		Six Months Ended June 30,
Gearing Segment	2015	2014	2015	2014

Operating Loss	$(1,524)	$(1,800)	(2,736)	(4,765)
Depreciation	1,133	1,694	2,319	3,384
Amortization	111	111	222	222
Share-based compensation and other stock payments	76	72	139	131
Other Income (Expense)	—	1	—	3
Restructuring Expense	—	560	—	871
Total Adjusted EBITDA (Non-GAAP)	$(204)	$638	$(56)	$(154)

	Three Months Ended June 30,		Six Months Ended June 30,
Services Segment	2015	2014	2015	2014

Operating Loss	$(1,764)	$(1,319)	(4,388)	(2,658)
Depreciation	314	306	637	619
Share-based compensation and other stock payments	8	2	18	17
Other Income (Expense)	—	2	141	134
Total Adjusted EBITDA (Non-GAAP)	$(1,442)	$(1,009)	$(3,592)	$(1,888)

	Three Months Ended June 30,		Six Months Ended June 30,
Corporate and Other	2015	2014	2015	2014

Operating Loss	$(2,006)	$(3,341)	(4,283)	(5,643)
Depreciation	46	33	90	48
Share-based compensation and other stock payments	248	32	416	137
Other Income (Expense)	(75)	—	(75)	—
Total Adjusted EBITDA (Non-GAAP)	$(1,787)	$(3,276)	$(3,852)	$(5,458)